                                                                     EXHIBIT 7.1

                            AGREEMENT OF JOINT FILING

         The parties listed below agree that the Amendment No. 14 to Schedule 13D to which this agreement is attached as an exhibit, and all further amendments thereto, shall be filed on behalf of each of them. This Agreement is intended to satisfy Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in any number of counterparts, each of them shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: May 9, 2003

                                             AIMCO PROPERTIES, L.P.


                                             By: AIMCO-GP, INC.
                                                 -------------------------------
                                                 (General Partner)

                                             AIMCO-GP, INC.

                                             APARTMENT INVESTMENT AND
                                             MANAGEMENT COMPANY


                                             By: /s/ Patrick J. Foye
                                                 -------------------------------
                                                 Executive Vice President
                                                 of each of the foregoing
                                                 entities